UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2009

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road

Houston, Texas 77067

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 591-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Qualified and Non-Qualified Defined Benefit Pension Plans

On October 2, 2009, the Board of Directors of FMC Technologies, Inc. (the Company) amended the Company’s Qualified and Non-Qualified Defined Benefit Pension Plans (the “U.S. Pension Plans”) to freeze participation in the U.S. Pension Plans for all new non-union employees hired on or after January 1, 2010 and current non-union employees with less than 5 years of vesting service as of December 31, 2009. For current non-union employees with less than 5 years of vesting service as of December 31, 2009, benefits accrued under the U.S. Pension Plans and earned as of that date will be frozen based on credited service and pay as of December 31, 2009.

Amendment to Qualified and Non-Qualified Savings and Investment Plans

The Board of Directors also approved amendments to the Company’s U.S. Qualified and Non-Qualified Savings and Investment Plans (the “Amended Plans”). Under the Amended Plans, the Company will make a non-elective contribution equal to 4 percent of an employee’s eligible earnings every pay period. All new non-union employees hired on or after January 1, 2010 and current non-union employees with less than 5 years of vesting service as of December 31, 2009 will participate in the Amended Plans. The vesting schedule for the 4 percent non-elective contribution under the Amended Plans is 3 years of continuous service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/S/ WILLIAM H. SCHUMANN, III
William H. Schumann, III Executive Vice President and Chief Financial Officer

Dated: October 7, 2009